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EXHIBIT 10.1


                                                         DATE: DECEMBER 19, 2001


                                   TERM SHEET


         REPAYMENT OF THE SUBORDINATED NOTE DUE TO SOFTLINE LIMITED AND THE EXCHANGE OF COMMON STOCK FOR SERIES A CONVERTIBLE PREFERRED


The following term sheet sets forth an outline of the terms of the proposed transactions being: (a) the repayment of the subordinated note due to Softline Limited by SVI Solutions, Inc. with certain assets of SVI Solutions, Inc. and the issuance of Series A Convertible Preferred Securities (referred to herein as the "Repayment"); and (b) the issuance of Series A Convertible Preferred Securities in exchange for a portion of Common Stock of SVI Solutions, Inc. held by Softline Limited (the "Exchange") (referred to herein, individually and collectively, as the "Transaction(s)"). The completion of each proposed Transaction shall be contingent upon each other Transaction.


PARTIES: SVI Solutions, Inc. is a Delaware corporation ("SVI") with 37,936,901 shares of common stock, par value US$0.0001 per share (the "Common Stock"), issued and outstanding. SVI Common Stock is listed on the American Stock Exchange under the symbol "SVI".

                                    Softline Limited is a South African
                                    corporation ("Softline") whose common stock is listed on the Johannesburg Stock Exchange under the symbol "SFT". Softline is the largest stockholder of SVI, owning 19,028,715 (50.2%) shares of SVI Common Stock. In addition, SVI also has a subordinated note outstanding to Softline in the amount of US$12.3 million, including accrued interest (the "Softline Note") through December 31, 2001.

REPAYMENT:                          SVI and Softline shall enter into an
                                    agreement pursuant to which SVI shall repay the Softline Note in its entirety with the following consideration:

                                    (i)      (i) $7 million in the form of the
                                             note receivable due from Kielduff
                                             Investments Limited, without
                                             recourse, acquired in connection
                                             with the sale of IBIS Systems
                                             Limited (the "IBIS Note") and the
                                             underlying security of 1,536,000
                                             common shares of Integrity
                                             Software, Inc. The IBIS Note and
                                             the right to convert the IBIS Note
                                             into the underlying common shares
                                             are transferable without
                                             limitation.

                                    (ii)     (ii) $5.3 million in the form of
                                             Series A Convertible Preferred
                                             Securities described in Attachment
                                             A.
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EXCHANGE:                           SVI and Softline shall enter into an
                                    agreement pursuant to which Softline shall exchange 10.7 million shares of SVI Common Stock for $8.8 million of Series A Convertible Preferred Securities described in Attachment A.

REGISTRATION RIGHTS:                With respect to the 8.3 million
                                    shares of Common Stock and the additional
                                    Common Stock issuable upon conversion of the Series A Convertible Preferred Securities,
                                    Softline shall be entitled to the following registration rights:

                                    (i) Demand registration rights - During such time as the Company is S-3 eligible, Softline shall have the right to require the Company to file registration statements on Form S-3 (or any equivalent successor form), to register a specific number of its shares over a defined time schedule to be determined in conjunction with the pending private equity placement by SVI.

                                    (ii) Piggyback registration rights -
                                    Softline shall have the right to participate in an unlimited number of Company public offerings subject to customary exclusions including pro rata cutback to an appropriate percentage of the offering at the underwriter's discretion and the execution of the underwriting agreement.

                                    The registration rights shall be
                                    non-transferable. The Company shall pay all registration, legal and other expenses relating to the registrations (other than underwriting discounts and commissions) and shall provide appropriate indemnification.

PRIVATE SALES:                      Softline shall also be entitled to
                                    sell its securities in any number of private sales, subject to applicable laws, however, SVI shall have a right of first refusal to acquire Softline's shares prior to such private sales. SVI shall not exercise such right to acquire less than 100% of the shares to be offered by Softline in any single private sale.

STOCKHOLDER VOTE:                   SVI's obligations are subject to it
                                    obtaining stockholder approval of the
                                    Transactions (including possibly the
                                    separate approval of SVI's disinterested stockholders). As such, Softline agrees to sign a proxy guaranteeing the vote of its SVI Common Stock in favor of the proposed
                                    Transactions.

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FAIRNESS OPINION:                   SVI's obligations are subject to it
                                    obtaining a favorable opinion (if it elects to do so) from a recognized valuation expert that the Transactions as a whole are fair to stockholders from a financial point of view.

LENDER APPROVAL:                    To the extent that SVI has outstanding
                                    indebtedness to the Union Bank of
                                    California, the sale of the IBIS Note
                                    requires the release of the security
                                    interest of the Union Bank of California.
                                    The Union Bank of California has agreed to release the IBIS Note if certain conditions are met.

REGULATORY APPROVAL:                The Transactions are subject to the approval
                                    of the South African Exchange Control and compliance with the listing requirements of the Johannesburg Stock Exchange. Softline shall use its best efforts to obtain these approvals by February 15, 2002.

SOFTLINE APPROVAL:                  The Transactions are subject to the approval
                                    of the directors of both Softline Limited and SVI Solutions Inc. The parties shall use their best efforts to obtain this approval by January 31, 2002.


GOVERNING LAW:                      The governing law for the Transactions shall
                                    be Delaware law, and all parties shall
                                    submit to non-exclusive jurisdiction of
                                    Delaware.

CONFIDENTIALITY:                    The existence and terms of this term sheet
                                    are confidential and the Parties agree not to disclose or divulge such existence or terms unless otherwise required by law or otherwise mutually agreed.

EFFECTIVE DATE:                     The effective date for the Transactions
                                    shall be December 31, 2001.

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This term sheet is intended to be a summary evidencing the intentions and agreement of SVI and Softline as reflected in their discussions to date and supersedes all prior discussions or arrangements between them. Upon execution by each of SVI and Softline, (i) the terms and conditions of the term sheet shall be legally binding obligations on each of SVI and Softline, respectively, enforceable in accordance with its terms until terminated in accordance with the next paragraph, and (ii) each will use best efforts to negotiate and execute definitive Transaction documentation within two months from the date of execution of this binding term sheet and consummate the Transactions.

The agreement and this binding term sheet will automatically terminate and be of no further force and effect upon the earlier of (i) the execution of definitive Transaction documents, (ii) mutual agreement of SVI and Softline, or (iii) in the event that definitive Transaction documents are not executed within two months from the date of execution of this binding term sheet. Notwithstanding the previous sentence, the termination of this agreement shall not affect any rights any party has with respect to the breach of this agreement by another party prior to such termination.

The execution, delivery and performance of this binding term sheet by each of the parties hereto, and the consummation by each of the parties hereto of the Transactions contemplated hereby, is subject to the successful attainment of all of the approvals required by this binding term sheet.

This term sheet shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

This term sheet may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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Accepted and Agreed:


SOFTLINE LIMITED





By:
    -------------------------------------------------
Ivan Epstein
Chief Executive Officer






Accepted and Agreed:



SVI SOLUTIONS, INC.



By:
    -------------------------------------------------
Barry Schechter
Chief Executive Officer

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             ATTACHMENT A: SERIES A CONVERTIBLE PREFERRED SECURITIES


ISSUER:                             SVI Solutions, Inc. ("SVI" or the
                                    "Company").

SECURITIES ISSUED:                  Convertible Preferred Securities
                                    ("Convertible Preferred").

AMOUNT:                             $14.1 million.

RETURN: 7% return is cumulative and accrues on a semiannual basis from the date of issue.

DATE OF MATURITY:                   December 31, 2006 (5-year term).

REDEMPTION AT MATURITY:             If the Convertible Preferred has not been
                                    called by the Company or converted into
                                    Common Stock by the Holder prior to the Date of Maturity, the Convertible Preferred shall be redeemed at par plus accrued and unpaid semiannual payments for, Common Stock of the Company (ranking pari passu with the existing Common Stock then in issue) at a 5% discount to the 10-day average closing price prior to the Date of Maturity.

CALL FEATURE:                       The Convertible Preferred is callable at
                                    107% of the sum of par and unpaid and
                                    accrued semiannual payments at any time by the Company. The Company may not call (i) less than US$1 million at a time and (ii) more than once within any 30-day period. The
                                    Company shall provide written notice to the Holder of its intention to call no less than five (5) business days in advance. During this period, the Holder may elect to convert all or part of the called amount into Common
                                    Stock at the Conversion Price (as defined herein).

CONVERSION FEATURE:                 The Convertible Preferred is convertible in
                                    full or in part at any time at the option of the Holder into Common Stock (ranking pari passu with the existing Common Stock then in issue) at a designated price per share (the
                                    "Conversion Price"). The Conversion Price will initially be equal to US$0.80 per share and will increase at an annual rate of 3.5% calculated on a semiannual basis.

ANTIDILUTION PROVISIONS:            The Convertible Preferred is subject to
                                    customary anti-dilution protection,
                                    including adjustment of the Conversion Price upon the occurrence of stock dividends, stock splits, combinations, recapitalizations and similar events.

LIQUIDATION PREFERENCE:             In the event of any liquidation of the
                                    Company, the Holder shall be entitled to
                                    receive, in preference to the holders of the
                                    Common Stock, par plus accrued and unpaid
                                    semiannual payments.
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VOTING RIGHTS:                      The Holder of the Convertible Preferred
                                    shall have no voting rights prior to
                                    conversion into Common Stock, except as
                                    provided by law. Upon conversion into Common
                                    Stock, the Holder will have the right to the number of votes equal to the number of shares of Common Stock issued.